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                                                                    EXHIBIT 10.5


             AMENDMENT OF THE RETIREMENT PLAN FOR OUTSIDE DIRECTORS
                     OF CHAMPION INTERNATIONAL CORPORATION
             (Adopted by the Board of Directors on March 20, 1997)
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   The Retirement Plan For Outside Directors of Champion International
Corporation, as adopted by the Board of Directors on August 20, 1992, is amended by adding Section 13 thereto, as follows, effective January 1, 1997.

13.  Cessation of Accrual of Retirement Benefits for Service after January 1,
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1997
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   (a)  Directors Who Retired Prior to January 1, 1997.  Each Eligible Director
who retired from the Board prior to January 1, 1997 and was entitled to benefits under the Plan shall continue to receive benefits in accordance with the terms of the Plan.

   (b) Directors Elected After January 1, 1997. Individuals elected to the Board for the first time after January 1, 1997 will not be entitled to any benefits under the Plan.

   (c) Directors in Office on January 1, 1997. With regard to individuals serving as non-employee members of the Board on January 1, 1997 (the "Incumbent Directors"), the Years of Service provided for in the third sentence of Section 3 hereof shall not include any period after January 1, 1997. In addition, each Incumbent Director will have the right to waive the payment of his or her accrued benefit under the Plan for service until January 1, 1997. Upon such waiver, such Incumbent Director will receive a one-time credit to a deferred account in an amount representing the present value of his or her accrued benefit under the Plan for service until January 1, 1997, whether or not such Incumbent Director has satisfied the conditions set forth in Section 2 hereof. At such Incumbent Director's election, the deferred account will be valued as if it were invested on January 1, 1997 (i) in shares of the Company's Common Stock ("Champion Share Units"), based upon the average closing sale price of the Common Stock between November 1, 1996 and December 31, 1996; (ii) in one or more of the phantom funds available for investment under the Company's Nonqualified Supplemental Savings Plan ("Phantom Savings Plan Funds"); or (iii) in a combination of the foregoing.

   Amounts deemed to be invested in Phantom Savings Plan Funds may, at the election of the Incumbent Director, be transferred among such Funds from time to

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time in accordance with the terms of the Nonqualified Supplemental Savings Plan.
However, amounts deemed to be invested in Phantom Savings Plan Funds may not be converted into Champion Share Units and vice-versa.

   Champion Share Units will accrue dividend equivalents, which will be deemed to be invested in additional Champion Share Units, based upon the cash dividends and other distributions declared on a number of shares of Common Stock equal to the number of Champion Share Units in such Incumbent Director's deferred account.

   The value of such Incumbent Director's deferred account will be paid in cash after he or she ceases for any reason to be a member of the Board. The portion of the deferred account deemed to be invested in Champion Share Units, if any, will be paid at the same time, in a lump sum or in installments, and will be valued in the same manner as all other Champion Share Units credited to such Incumbent Director pursuant to the Compensation Plan For Non-Employee Directors adopted by the Board on February 20, 1997. The portion of the deferred account deemed to be invested in Phantom Savings Plan Funds, if any, will be paid at the same time, in a lump sum or in installments, as the Champion Share Units credited to such Incumbent Director under the Plan, if any, and under the Compensation Plan For Non-Employee Directors adopted by the Board on February 20, 1997.


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